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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2006

                             STRATEX NETWORKS, INC.
               (Exact name of Registrant as Specified in Charter)

               Delaware                   0-15895               77-0016028
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   (State or Other Jurisdiction of      (Commission           (IRS Employer
            Incorporation)              File Number)       Identification No.)

                    120 Rose Orchard Way, San Jose, CA 95134
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 943-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 27, 2006, Stratex Networks, Inc., a Delaware corporation (the "Company"), entered into Amendment No. 4 to the Amended and Restated Loan and Security Agreement with Silicon Valley Bank dated January 21, 2004. A copy of the Company's Amendment No. 4 to the Amended and Restated Loan and Security Agreement is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.01.  REGULATION FD DISCLOSURE

On March 1, 2006, the Company borrowed $20 million on a long-term basis against its $50 million credit facility with Silicon Valley Bank. The $20 million loan is payable in equal monthly installments of principal plus accrued interest over a period of 4 years. The loan is at a fixed interest rate of 7.25%. A copy of the Company's press release regarding the credit facility and $20 million draw, is attached hereto as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit    Description
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99.1       Amendment No. 4 to the Amended and Restated Loan and Security
           Agreement

99.2 Press Release Announcing Signature of Amendment No. 4 to the Amended and Restated Loan and Security and Agreement

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                STRATEX NETWORKS, INC.


Date: March 2, 2006


                                                By: /s/ Juan Otero
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                                                    Juan Otero
                                                    General Counsel and
                                                    Assistant Secretary